UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 2, 2009
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California (Address of principal executive offices)		92704 (Zip Code)
Registrant's telephone number, including area code: (714) 656-1300
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

Explanatory Note:

On March 3, 2009, we filed a Form 8-K in error. Following is the corrected Form 8-K.

ITEM 7.01. REGULATION FD DISCLOSURE

Fuel Systems Solutions today announced the expansion of the engine building capabilities at the Sterling Heights, Michigan facility of its subsidiary IMPCO Technologies, Inc. The investment program includes mechanized production lines for engine builds in industrial mobile, stationary and power generation applications and follows the successful implementation of a pilot program at IMPCO's Santa Ana, California manufacturing plant.

In 2008, IMPCO supplied over 100,000 fuel systems for a variety of industrial applications. Its core markets include industrial mobile equipment such forklifts, as well as stationary engines and power generation, all of which are subject to stringent emissions regulation.

The investment in the Sterling Heights facility, where IMPCO's research and development activities for the industrial market are located, is expected to support the introduction of IMPCO's next generation fuel injection industrial fuel system that will be fitted on engines certified to comply with new 2010 emissions standards.

A press release announcing these matters is filed as Exhibit 99.1 to this Report on Form 8-K.

Also, our Chief Executive Officer, Mariano Costamagna, inadvertently disclosed to Peter J. Brennan of Bloomberg that the Company believes the demand for Fuel Systems' products will pick up. This statement was published in a Bloomberg news release on February 27, 2009. The Company believes that our industry and demand for our products is driven by many factors including investment and broader economic cycles. Emissions regulation and increasing commitment to a healthier work environment are also key drivers of our industry -- we believe even more so in certain of our business segments than energy prices including crude oil, which are outside our control and impossible to predict. The company intends to continue to invest during this period of economic slowdown and to take the steps necessary to help our customers to be more efficient. We cannot assure you that demand for our products will increase whatever the economic or regulatory environment.

ITEM 8.01. OTHER EVENTS

Effective January 1, 2009, Peter J. Chase has been promoted to Chief Operating Officer of IMPCO Technologies, Inc., a subsidiary of Fuel Systems Solutions, Inc. Chase, 41, has extensive industrial and alternative fuel experience developed over 9 years with IMPCO and previously with Perkins Engines Company and Cummins Inc.

A press release announcing this promotion is filed as Exhibit 99.1 to this Report on Form 8-K.

This Report contains certain forward-looking statements that involve risks and uncertainties concerning the expected increase in demand for our products, expansion of our engine building capabilities, our intent to continue to invest during the economic slowdown, and our intent to provide next generation fuel injection industrial fuel system to comply with new 2010 emissions standards. The factors that may cause the company's expectations not to be realized include, but are not limited to changes in global economic and financing markets, changes in the demand from our original equipment manufacturers, the company's ability to meet original equipment manufacturer specifications, the level and success of the company's development programs with original equipment equipment manufacturers, and changes in emissions, environmental or other regulations that affect consumer demand for the company's products. Readers also should consider the risk factors set forth in the company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in "Risk Factors" section of the company's Annual Report on Form 10-K, for the year ended December 31, 2007 and its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2008. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 Press release dated March 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: March 3, 2009	By: /s/ Bill E. Larkin___________ Bill E. Larkin Chief Financial Officer